UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

April 2, 2010

GOLDEN SPIRIT ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

         Delaware                       000-26101                          52-2132622

(State or other jurisdiction Incorporated) (Commission File No.)   (I.R.S Employer Identification No.)

                              1802 Goya Street, Jonquiere, Quebec                                     G7Z 1C3

                  (Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:

(514) 688-3289

719 – 30th Ave., Pointe-Calumet, Quebec, Canada    J0N 1G1

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

============================================================================

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02_TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2009, the Company signed an agreement to acquire 32 BLM gold mineral lease claims in the newly discovered Long Canyon Trend of east central Nevada. The Company paid a $3,000 deposit to effect the agreement. This payment was made on November 12, 2009.

The Company has decided not to proceed with this acquisition due to lack of funding commitments. As such, the parties involved have mutually agreed to rescind the agreement dated October 29, 2009 and the Company has signed a dissolution agreement dated for reference March 1, 2010. The Company was returned its initial deposit of $3,000 in early April, 2010.

SECTION 9.01  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description

-----------     --------------------------

10.01        Dissolution Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Golden Spirit Enterprises Ltd.

/s/: Christopher Scheive

DATED:  April 12, 2009

By: Christopher Scheive, President